Exhibit 24

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that the undersigned, being trustees of Man Alternative Income Fund, hereby constitutes and appoints each of Lisa Muñoz, Kaitlin Carroll, Anne Choe, and Jonathan Gaines, with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Trustee of Man Alternative Income Fund, any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the U.S. Securities and Exchange Commission.

All past acts of the attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 3rd day of September, 2025.

/s/ Samuel J. Thompson	Trustee
Samuel J. Thompson

/s/ Russell A. Emery	Trustee
Russell A. Emery

/s/ Shawn Hessing	Trustee
Shawn Hessing

/s/ Michael J. Crinieri	Trustee
Michael J. Crinieri